UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2022

Apexigen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39488	85-1260244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Shoreway Road Suite C
San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 931-6236

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APGN	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APGNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in the Registrant’s Certifying Accountant

Dismissal of independent registered public accounting firm

On November 8, 2022, the audit committee of the board of directors (the “Audit Committee”) of Apexigen, Inc. (the “Company”), dismissed Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Company’s business combination transaction that closed on July 29, 2022 (the “Business Combination”).

Marcum’s report on the Company's financial statements as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from May 27, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from May 27, 2020 (inception) to December 31, 2021 and the subsequent interim period through November 8, 2022, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the period from May 27, 2020 (inception) to December 31, 2021 and the subsequent interim period through November 8, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated November 14, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On November 8, 2022, the Audit Committee approved the engagement of Moss Adams LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. Moss Adams LLP served as the independent registered public accounting firm of Apexigen America, Inc. (formerly known as Apexigen, Inc.) prior to the Business Combination. During the period from May 27, 2020 (inception) to December 31, 2021 and subsequent interim period through November 8, 2022, neither the Company nor anyone on the Company’s behalf consulted with Moss Adams LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided that Moss Adams LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement or a reportable event (each as defined above).

Item 8.01 Other Event.

On November 14, 2022, the Company issued a press release announcing data from a Phase 2 clinical trial testing sotigalimab in combination with doxorubicin in patients with liposarcoma.

A copy of the press release is filed herewith as Exhibit 99.1, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
16.1	Letter from Marcum LLP as to the change in certifying accountant, dated as of November 14, 2022
99.1	Press Release dated November 14, 2022
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apexigen, Inc.

Date:	November 14, 2022	By:	/s/ Xiaodong Yang
Xiaodong Yang, M.D., Ph.D. President & Chief Executive Officer